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                               GUARANTY OF PAYMENT


              This Guaranty entered into as of the 30th day of May, 1997, among Witmer Operating Partnership, L.P. ("WOP"), a Delaware general partnership; Brandywine Realty Partners, a Pennsylvania general partnership ("BRP"); Brandywine Realty Services Corporation ("BRSC"), a Pennsylvania corporation, all having an office c/o Brandywine Realty Trust, Newtown Square Corporate Campus, 16 Campus Boulevard, Suite 150, Newtown Square, Pennsylvania (WOP, BRP and BRSC are hereinafter collectively referred to as "Guarantors"); and NationsBank, N.A., a national banking association having an office at 8300 Greensboro Drive, McLean, Virginia, in its capacity as administrative and documentation agent for the equal and ratable benefit of Co-Lenders pursuant to and in accordance with the terms and provisions of the Credit Agreement (NationsBank, N.A., acting in such capacity as administrative and documentation agent being hereinafter referred to as "Agent").

                              PRELIMINARY STATEMENT

              A. All capitalized terms as used in this Guaranty shall, unless otherwise defined in this Guaranty, have the meanings given to such terms in Exhibit A attached hereto.

              B. Co-Lenders have agreed on the terms, covenants and provisions of the Credit Agreement to extend to Borrowers a credit facility in the principal sum of up to, but not in excess of, $70,000,000 (the "Credit Facility"), which Credit Facility shall be evidenced by the Credit Facility Notes and secured inter alia by the Mortgages.

              C. Co-Lenders were willing to extend the Credit Facility to Borrowers only if Guarantors execute and deliver this Guaranty and guarantee payment in full of the Debt to Agent, for the equal and ratable benefit of Co-Lenders.

              NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, and to induce Co-Lenders to extend the Credit Facility, Guarantors hereby represent and warrant to and covenant and agree with Agent, for the equal and ratable benefit of Co-Lenders, as follows:

              1. Guarantors hereby guarantee, absolutely and unconditionally, to Agent, for the equal and ratable benefit of Co-Lenders, the payment in full of the Debt.

              2. Guarantors agree that, with or without notice or demand, Guarantors will reimburse Agent, to the extent that such reimbursement is not made by Borrowers, for all costs and expenses (including, without limitation, reasonable attorney's fees) incurred by Agent or any Co-Lender in connection with the collection of the Debt or any portion thereof or in any action, case or proceeding brought by Agent to enforce the obligations of Guarantors under this Guaranty.

              3. All moneys available to Agent for application in payment or reduction of the Debt may be applied by Agent in such manner and in such


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amounts and at such time or times and in such order, priority and proportions as
Agent may see fit to the payment or reduction of such portion of the Debt as Agent may elect.

              4. Guarantors hereby consent that from time to time, before or after any default by Borrowers, with or without further notice to or assent from Guarantors, any security at any time held by or available to Agent or any Co-Lender for any obligation of Borrowers, or any security at any time held by or available to Agent or any Co-Lender for any obligation of any other person or party secondarily or otherwise liable for all or any portion of the Debt, may be exchanged, surrendered or released and any obligation of Borrowers, or of any such other person or party, may be changed, altered, renewed, extended, continued, surrendered, compromised, waived or released in whole or in part, or any default with respect thereto waived, and Agent or any Co-Lender may fail to set off and may release, in whole or in part, any balance of any deposit account or credit on its books in favor of Borrowers, or of any such other person or party, and may extend further credit in any manner whatsoever to Borrowers, and generally deal with Borrowers or any such security or other person or party as Agent or such Co-Lender may see fit; and Guarantors shall remain bound under this Guaranty notwithstanding any such exchange, surrender, release, change, alteration, renewal, extension, continuance, compromise, waiver, inaction, extension of further credit or other dealing.

              5. Guarantors hereby waive (a) notice of acceptance of this Guaranty and of the extension of the Credit Facility and of the making of any advance thereof pursuant to the Credit Facility Documents; (b) presentment and demand for payment of the Debt or any portion thereof; (c) protest and notice of dishonor or default to Guarantors or to any other person or party with respect to the Debt or any portion thereof; (d) all other notices to which Guarantors might otherwise be entitled except as otherwise specifically provided to the contrary herein; and (e) any demand for payment under this Guaranty.

              6. This Guaranty is a guaranty of payment and not of collection and Guarantors further waive any right to require that any action, case or proceeding be brought against Borrowers or any other person or party or to require that resort be had to any security or to any balance of any deposit account or credit on the books of Agent or any Co-Lender in favor of Borrowers or any other person or party.

              7. Each reference herein to Agent or Co-Lenders shall be deemed to include their respective successors and assigns, in whose favor the provisions of this Guaranty shall also inure. Each reference herein to Guarantors shall be deemed to include the successors and assigns of Guarantors, all of whom shall be bound by the provisions of this Guaranty, provided, however, that Guarantors shall in no event or under any circumstance have the right without obtaining the prior written consent of Agent to assign or transfer their respective obligations and liabilities under this Guaranty, in whole or in part, to any other person, party or entity.

              8. The term "Guarantors" as used herein shall mean the "Guarantors and each of them" and each undertaking herein contained shall be their joint and several undertaking, provided, however, that in the next succeeding paragraph hereof the term "Guarantors" shall mean the "Guarantors or any of them".

              9. No delay on the part of Agent in exercising any right or remedy under this Guaranty or failure to exercise the same shall operate as a

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waiver in whole or in part of any such right or remedy. No notice to or demand on Guarantors shall be deemed to be a waiver of the obligation of Guarantors or of the right of Agent to take further action without notice or demand as provided in this Guaranty.

              10. This Guaranty may only be modified, amended, changed or terminated by an agreement in writing signed by Agent and Guarantors. No waiver of any term, covenant or provision of this Guaranty shall be effective unless given in writing by Agent and if so given by Agent shall only be effective in the specific instance in which given.

              11. Guarantors acknowledge that this Guaranty and Guarantors' obligations under this Guaranty are and shall at all times continue to be absolute and unconditional in all respects, and shall at all times be valid and enforceable irrespective of (a) any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense (other than a defense of payment) to this Guaranty and the obligations of Guarantors under this Guaranty or the obligations of Borrowers or any other person or party relating to this Guaranty or the obligations of Guarantors hereunder or otherwise with respect to the Credit Facility, including, but not limited to, the realization by Agent or any Co-Lender upon any collateral given, pledged or assigned as security for all or any portion of the Debt, or the filing of a petition or the commencement of a case with respect to any Borrower or any Guarantor under Title 11 of the United States Code, as now constituted or hereafter amended (the "Bankruptcy Code"), or under any other applicable Federal or state bankruptcy, insolvency or similar law, or the obtaining by Agent or any Co-Lender of title to any collateral given, pledged or assigned as security for the Debt, by foreclosure or enforcement of Agent's or any Co-Lender's lien thereon, acceptance of an assignment or deed in lieu of foreclosure or sale, or otherwise, or (b) any modification, impairment, abatement, reduction, release, limitation, restructure, reinstatement or cure, in whole or part, of interest, principal or other sum payable by Borrowers under the Credit Agreement, the Credit Facility Notes, the Mortgages or the other Credit Facility Documents or of any other obligation of Borrowers under the Credit Facility Documents pursuant to an order by a bankruptcy court or other court of competent jurisdiction in any action, case or proceeding brought under the Bankruptcy Code or under any other applicable Federal or state bankruptcy, insolvency or similar law, it being expressly acknowledged and agreed by Guarantors that if any such modification, impairment, abatement, reduction, release, limitation, restructure, reinstatement or cure, in whole or part, is so ordered in any such action, case or proceeding, Guarantors' obligations under this Guaranty will nevertheless continue to be determined as if such order had not been issued (i.e., as if Borrowers was still obligated to pay interest, principal and other sums and to otherwise perform and observe its other obligations strictly in accordance with the terms, covenants and provisions of the Credit Agreement, the Credit Facility Notes, the Mortgages and the other Credit Facility Documents as in existence prior to the issuance of any such order). Guarantors absolutely, unconditionally and irrevocably waive any and all right to assert any defense, setoff, counterclaim or crossclaim of any nature whatsoever with respect to this Guaranty or the obligations of Guarantors under this Guaranty or the obligations of Borrowers or any other person or party relating to this Guaranty or the obligations of Guarantors hereunder or otherwise with respect to the Credit Facility in any action, case or proceeding brought by Agent or Co-Lenders to collect the Debt, or any portion thereof, or to enforce the obligations of Guarantors under this Guaranty (provided, however, that the foregoing provisions of this sentence shall not be deemed a waiver of the right of the Guarantors to assert any compulsory counterclaim in any such action, case or proceeding brought by

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Agent or Co-Lenders in any state court if such counterclaim is compelled under local law or rule or procedure, or in any such action, case or proceeding brought by Agent or Co-Lenders in a court of the United States, nor shall the foregoing provisions of this sentence be deemed a waiver of the right of the Guarantors to assert any claim which would otherwise constitute a defense, setoff, counterclaim or crossclaim of any nature whatsoever against Agent or Co-Lenders in any separate action, case or proceeding brought by the Guarantors against Agent or Co-Lenders). Guarantors acknowledge that no oral or other agreements, understandings, representations or warranties exist with respect to this Guaranty or with respect to the obligations of Guarantors under this Guaranty, except those specifically set forth in this Guaranty, and that this Guaranty sets forth the entire agreement and understanding of Agent, Co-Lenders and Guarantors.

              12. GUARANTORS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, AND AGENT AND CO-LENDERS BY THEIR ACCEPTANCE OF THIS GUARANTY IRREVOCABLY AND UNCONDITIONALLY WAIVE, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, CASE, PROCEEDING, SUIT OR COUNTERCLAIM ARISING IN CONNECTION WITH, OUT OF OR OTHERWISE RELATING TO THIS GUARANTY.

              13. Notwithstanding any payments made by Guarantors pursuant to the provisions of this Guaranty, Guarantors shall not seek to enforce or collect upon any rights which Guarantors now have or may acquire against Borrowers either by way of subrogation, indemnity, reimbursement or contribution for any amount paid under this Guaranty, nor shall Guarantors file, assert or receive payment on any claim, whether now existing or hereafter arising, against Borrowers subsequent to the commencement of a case by or against Borrowers under the Bankruptcy Code or under any other applicable Federal or state bankruptcy, insolvency or similar law, in each case unless and until the Debt has been paid in full and provided that no such action by Guarantors could, in the reasonable opinion of Agent and its counsel, result in the "preference" period (as set forth in Section 547(b)(4) of the Bankruptcy Code or any successor provision) with respect to any payment or other transfer of assets to Agent or to any Co-Lender from or on behalf of Borrowers being held to be longer than such period would have been held to be if Guarantors had not taken such action. In the event an action, case or proceeding is filed or commenced under the Bankruptcy Code or under any other applicable Federal or state bankruptcy, insolvency or similar law in regard to Borrowers or an action, case or proceeding is otherwise commenced for the benefit of the creditors of Borrowers, this Guaranty shall at all times thereafter remain effective in regard to any payments or other transfers of assets to Agent or any Co-Lender received from or on behalf of Borrowers which are held voidable on the grounds of preference, fraudulent conveyance or otherwise, whether or not the Debt has been paid in full.

              14. If at any time any payment, or portion thereof, made by, or for the account of, Guarantors on account of the obligations under this Guaranty, is set aside by any court or trustee having jurisdiction as a voidable preference, fraudulent conveyance or otherwise as being subject to avoidance or recovery under the provisions of the Bankruptcy Code or under any other applicable Federal or state bankruptcy, insolvency or similar law, Guarantors hereby agree that this Guaranty (a) shall continue and remain in full force and effect, or (b) if previously terminated as a result of Guarantors having fulfilled Guarantors' obligations hereunder in full or as a result of Agent having released Guarantors from Guarantors' obligations and liabilities hereunder, shall without further act or instrument be reinstated and shall thereafter remain in full force and effect, in either case with the

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same force and effect as though such payment or portion thereof had not been made, and if applicable, as if such previous termination had not occurred.

              15. Any notice, request or demand given or made under this Guaranty shall be in writing and shall be sent by Federal Express or other reputable national courier service or by postage prepaid registered or certified mail, return receipt requested, and shall be deemed given (i) when received at the following addresses if sent by Federal Express or other reputable national courier service, and (ii) three (3) business days after being postmarked and addressed as follows if sent by registered or certified mail, return receipt requested:

                    If to Agent:

                          NationsBank, N.A.
                          Real Estate Banking
                          8300 Greensboro Drive
                          McLean, Virginia 22102-3604
                          Attention: Cheryl D. Fitzgerald
                                     Vice President

                    With copies to:

                          Cadwalader, Wickersham & Taft
                          201 South College Street - Suite 1510
                          Charlotte, South Carolina 28244
                          Attention:  James P. Carroll, Esq.

                    and

                          Battle Fowler LLP
                          Park Avenue Tower
                          75 East 55th Street
                          New York, New York 10022
                          Attention: Dean A. Stiffle, Esq.

                    If to Guarantors:

                          c/o Brandywine Realty Trust
                          Newtown Square Corporate Campus
                          16 Campus Boulevard, Suite 150
                          Newtown Square, Pennsylvania 19073
                          Attention:    Gerard H. Sweeney
                                        President and Chief Executive Officer

                    With a copy to:

                          Pepper, Hamilton & Scheetz
                          3000 Two Logan Square
                          Eighteenth and Arch Streets
                          Philadelphia, Pennsylvania 19103-2799
                          Attention:  Michael H. Friedman, Esq.


Each party to this Guaranty may designate a change of address by notice given to the other parties fifteen (15) days prior to the date such change of address is to become effective.

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              16. This Guaranty is, and shall be deemed to be, a contract entered into under and pursuant to the laws of the State of New York and shall be in all respects governed, construed, applied and enforced in accordance with the laws of the State of New York. No defense given or allowed by the laws of any other state or country shall be interposed in any action, case or proceeding hereon unless such defense is also given or allowed by the laws of the State of New York.

              17. No exculpatory provisions contained in the Credit Facility Documents shall in any event or under any circumstance be deemed or construed to modify, qualify, or affect in any manner whatsoever the personal recourse obligations and liabilities of Guarantors under this Guaranty.

              18. Guarantors agree to submit to personal jurisdiction in the State of New York in any action, case or proceeding arising out of this Guaranty and, in furtherance of such agreement, Guarantors hereby agree and consent that without limiting other methods of obtaining jurisdiction, personal jurisdiction over Guarantors in any such action, case or proceeding may be obtained within or without the jurisdiction of any court located in New York and that any process or notice of motion or other application to any such court in connection with any such action, case or proceeding may be served upon Guarantors by registered or certified mail to or by personal service at the last known addresses of Guarantors, whether such addresses be within or without the jurisdiction of any such court. Guarantors also agree that the venue of any litigation arising in connection with the Debt or in respect of any of the obligations of Guarantors under this Guaranty shall, to the extent permitted by law, be in New York County, New York.

              19. The obligations and liabilities of Guarantors under this Guaranty are in addition to the obligations and liabilities of Guarantors under the Other Guaranties (as hereinafter defined). The discharge of Guarantors' obligations and liabilities under any one or more of the Other Guaranties by Guarantors or by reason of operation of law or otherwise shall in no event or under any circumstance constitute or be deemed to constitute a discharge, in whole or in part, of Guarantors' obligations and liabilities under this Guaranty. Conversely, the discharge of Guarantors' obligations and liabilities under this Guaranty by Guarantors or by reason of operation of law or otherwise shall in no event or under any circumstance constitute or be deemed to constitute a discharge, in whole or in part, of Guarantors' obligations and liabilities under any of the Other Guaranties. The term "Other Guaranties" as used herein shall mean any other guaranty of payment, guaranty of performance, completion guaranty, indemnification agreement or other guaranty or instrument of personal recourse obligation or undertaking of any nature whatsoever (other than this Guaranty) now or hereafter executed and delivered by Guarantors to Agent or Co-Lenders or any of them in connection with the Credit Facility.

              20. This Guaranty may be executed in one or more counterparts by some or all of the parties hereto, each of which counterparts shall be an original and all of which together shall constitute a single agreement of guaranty. The failure of any party listed below to execute this Guaranty, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

              21. No recourse shall be had for any obligation of BRT under this Guaranty or for any claim based thereon or otherwise in respect thereof, against any past, present or future trustee, shareholder, officer or employee of BRT, whether by virtue of any statute or rule of law, or by the enforcement

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of any assessment or penalty or otherwise, all such liability being expressly waived and released by each other party to and beneficiary of this Guaranty.

              22. No personal recourse shall be had for any obligation of BRP under this Guaranty or for any claim based thereon or otherwise in respect thereof, against Brandywine Specified Property Investors Limited Partnership, a Pennsylvania limited partnership and one of the general partners of BRP, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being expressly waived and released by each other party to and beneficiary of this Guaranty and by each of the other general partners of BRP.

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

              IN WITNESS WHEREOF, Guarantors have duly executed and delivered this Guaranty to Agent as of the day and year first above set forth.


                              WITMER OPERATING PARTNERSHIP, L.P., a Delaware limited partner


                               By:      Brandywine Holdings I, Inc., a
                                        Pennsylvania corporation, its general
                                        partner


                                        By:  /s/ Gerard H. Sweeney
                                             -------------------------------
                                             Name:   Gerard H. Sweeney
                                             Title:  President and Chief
                                                     Executive Officer


                              BRANDYWINE REALTY PARTNERS, a Pennsylvania general partnership

                              By: Brandywine Realty Trust, a Maryland real estate investment trust, its general partner


                              By:        /s/ Gerard H. Sweeney
                                         ---------------------------------------
                                          Name:   Gerard H. Sweeney
                                          Title:  President and Chief
                                                  Executive Officer

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

                                    EXHIBIT A
                                  (Definitions)



Agent: The term "Agent" as used in this Guaranty shall have the meaning given to such term in the preamble to this Guaranty.

BOP: The term "BOP" as used in this Guaranty shall mean Brandywine Operating Partnership, L.P., a Delaware limited partnership.

Borrowers: The term "Borrowers" as used in this Guaranty shall mean collectively BRT and BOP.

BRP: The term "BRP" as used in this Guaranty shall have the meaning given to such term in the preamble to this Guaranty.

BRSC: The term "BRSC" as used in this Guaranty shall have the meaning given to such term in the preamble to this Guaranty.

BRT: The term "BRT" as used in this Guaranty shall mean Brandywine Realty Trust, a Maryland real estate investment trust.

Co-Lenders: The term "Co-Lenders" as used in this Guaranty shall collectively mean Smith Barney Mortgage Capital Group, Inc., a Delaware corporation, and NationsBank, N.A., a national banking association.

Co-Lenders Agreement: The term "Co-Lenders Agreement" as used in this Guaranty shall mean that certain Co-Lender and Servicing Agreement dated as of the date hereof among Smith Barney Mortgage Capital Group, Inc., NationsBank, N.A., in its individual capacity, and NationsBank, N.A., in its capacity as Agent, as the same may be further amended from time to time.

Credit Agreement: The term "Credit Agreement" as used in this Guaranty shall mean that certain Credit Agreement dated as of the date hereof among Smith Barney Mortgage Capital Group, Inc., NationsBank, N.A., in its individual capacity, Borrowers and NationsBank, N.A., in its capacity as Agent and pursuant to the provisions of which the Credit Facility is being extended by Co-Lenders to Borrowers, as the same may be further amended from time to time.

Credit Facility: The term "Credit Facility" as used in this Guaranty shall have the meaning given to such term in paragraph B of the Preliminary Statement of this Guaranty.

Credit Facility Documents: The term "Credit Facility Documents" as used in this Guaranty shall have the meaning given to such term in the Credit Agreement.

Credit Facility Notes: The term "Credit Facility Notes" as used in this Guaranty shall have the meaning given to such term in the Credit Agreement.

Debt: The term "Debt" as used in this Guaranty shall have the meaning given to such term in the Credit Agreement.

Guarantors: The term "Guarantors" as used in this Guaranty shall have the meaning given to such term in the preamble to this Guaranty.

Mortgages: The term "Mortgages" as used in this Guaranty shall have the meaning given to such term in the Credit Agreement.

Other Guaranties: The term "Other Guaranties" as used in this Guaranty shall have the meaning given to such term in paragraph 19 of this Guaranty.

WOP: The term "WOP" as used in this Guaranty shall have the meaning given to such term in the preamble to this Guaranty.

                                       A-2